[Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the commission.]



                                   AGREEMENT

         This Agreement, effective Nov. 25, 1996 ("Effective Date") by and between Hoffmann-La Roche Inc., a New Jersey corporation having offices at 340 Kingsland Street, Nutley, New Jersey 0711 0 ("ROCHE NUTLEY"), F. Hoffmann-La Roche Ltd., Grenzacherstrasse 124, CH-4070 Basel, Switzerland ("ROCHE BASEL") (hereinafter, ROCHE NUTLEY and ROCHE BASEL, individually or collectively, are referred to as "ROCHE") and ILEX Oncology Inc., a corporation having offices at 14785 Omicron, Ste. 101, San Antonio, Texas ("ILEX").

         WHEREAS, ROCHE NUTLEY owns in the United States of America patent rights for 1,25-dihydroxy-16-ene-23-yne-cholecalciferol, known as Ro 23-7553, ("Compound");

         WHEREAS, ROCHE BASEL owns in countries outside of the U.S.A. patent rights for the Compound;

         WHEREAS, ILEX is desirous of obtaining a license under ROCHE's patent rights for the Compound; and

         WHEREAS, ROCHE is willing to grant to ILEX certain rights under such patent rights upon the terms and conditions set forth below.

         NOW, THEREFORE, intending to be legally bound and upon the terms, conditions, and mutual covenants contained herein, ROCHE and ILEX agree as follows:

                                   Article I

                                  Definitions

1.1      "Affiliate" shall mean:

         a) an organization [**] percent or more of the voting stock of which is owned and/or controlled directly or indirectly by either party to this AGREEMENT;

         b) an organization which directly or indirectly owns and/or controls [**] percent or more of the voting stock of either party to this AGREEMENT;

         c) an organization which is directly or indirectly under common control with either party to this AGREEMENT through common share holdings.

It is, however, provided that the term AFFILIATE shall not include Genentech Inc., 460 Point San Bruno Boulevard, South San Francisco, California, U.S.A., unless ROCHE, in its sole discretion, notifies ILEX that Genentech shall be so considered an AFFILIATE and Genentech agrees to be bound by the terms and obligations of this AGREEMENT.

1.2      "Field" shall mean the treatment, prevention or prophylaxis of cancer.

1.3 "Information" shall mean any and all data, know-how, information of a proprietary or confidential nature that are owned or controlled by any party hereto during the term of this AGREEMENT.

1.4 "ROCHE Know-How" shall mean all factual knowledge and proprietary information held by ROCHE as of the Effective Date as trade secrets which alone or when accumulated gives one having possession thereof an ability to study, test, produce, formulate or market Compound which one would otherwise not have known how to study, test, produce, formulate or market.

1.5 "ILEX Know-How" shall mean all factual knowledge and proprietary information in the control or possession of ILEX during the term of this Agreement which alone or when accumulated gives one having possession thereof an ability to study, test, produce, formulate or market Compound which one would otherwise not have known how to study, test, produce, formulate or market.

1.6 "Licensed Patent" shall mean United States Patent No. 5,145,846, issued September 8, 1992 and all reissues, renewals, continuations, and extensions thereof, as well as its corresponding patents/patent applications in Non-US Territory (as hereinafter defined) as set forth in Appendix A, reissues, renewals, continuations, and extensions thereof.

1.7 "Licensed Product" shall include any product containing Compound for which the making, having made, using, offering for sale, selling or importing in the Field, absent this Agreement, would infringe a Valid Claim.

1.8 "Major Market Country" shall mean Japan, France, Germany, Italy, Spain or the United Kingdom.

1.9 "Non Major Market Countries" shall mean any country other than France, Germany, Japan, Italy, Spain or the United Kingdom.

1.10 "Negotiation Period" shall extend from the Effective Date to two and one-half (2 1/2) years after the Effective Date or completion of Phase I studies in the U.S.A., whichever is earlier.

1.11 "Net Sales" shall mean gross sales of Licensed Product to third parties, excluding sales to Affiliates or sublicensees, made by ILEX or its Affiliates or sublicensees, less deductions for chargebacks, rebates and credits or allowances, including those incurred or granted on account of returns, price adjustments or rejections of Licensed Product previously sold.

1.12 "Non-U.S. Territory" shall mean all countries worldwide except the U.S.A.

1.13) "U.S.A." shall mean the United States of America and its territories and its possessions.

1.14 "Valid Claim" shall mean a claim in any unexpired issued Licensed Patent which has not been disclaimed or held invalid by a decision beyond the right of review or otherwise rendered unenforceable.

1.15 For the terms defined in this Section and used in this Agreement generally, the singular shall include the plural and vice versa.

                                   Article 2

                                    Grant

2.1      a)      ROCHE NUTLEY grants to ILEX an exclusive license, under the
                 Licensed Patent and ROCHE Know-How to make, have made, use, sell, offer for sale, and import Licensed Product in the Field within the U.S.A.

         b) ROCHE BASEL grants to ILEX an exclusive license under the Licensed Patent and ROCHE Know-How to make, have made, use, sell, offer for sale, and import Licensed Product in the Field within the Non-U.S. Territory.

2.2 Subject to the prior written consent of ROCHE, ILEX shall be permitted to grant sublicenses to third parties under this Agreement, which consent shall not be unreasonably withheld.

2.3) ROCHE retains the worldwide rights to make, have made, use, sell, offer for sale and import

         Compound outside the Field and to use ROCHE Know-How.

2.4 If in any given country, ILEX receives approval to market a Licensed Product and markets a Licensed Product in the Field, then at any time one party believes that the Compound or Licensed Product being sold by the other party is being used in that country for the use reserved to such first party, the parties agree to negotiate in good faith an appropriate methodology including the selection of an independent third party source to determine the percent of each party's sales in that country of Compound or Licensed Product which is being used for the indication reserved to the other party, and equitable remuneration of the parties.

                                  Article 3

                                  Payments

3.1      ILEX agrees to pay ROCHE Nutley:

         a) [**] due and payable to ROCHE within (30) thirty days of the Effective Date of this Agreement;

         b) [**] due and payable to ROCHE upon the first completion of Phase I clinical trials in the USA or any Major Market Country;

         c) [**] upon the first completion of Phase III clinical trials in the USA or any Major Market Country;

         d) [**] upon the first approval by an appropriate government regulatory authority of a new drug application directed to Licensed Product in the USA or any Major Market Country; and

         e) a royalty of [**] ([**]%) of Net Sales of Licensed Product sold in the U.S.A. and in the Non-US Territory.

         f) At ROCHE's option, ROCHE shall advise ILEX that payments otherwise due and payable to ROCHE Nutley under Section 3.1(e) of this Agreement shall be due and payable by ILEX to ROCHE Basel.

3.2 The royalty due under Sections 3.1(e) and (f) shall be reduced to [**]% on a country by country basis during the time period that ROCHE sells a Vitamin 3 analog in the Field.

3.3 In the event that ILEX grants a sublicense to a third party, all of the terms and conditions of this Agreement shall apply to such sublicensee to the same extent as they apply to ILEX. ILEX assumes full responsibility for the performance of all obligations so imposed on its sublicensees under this Agreement and will itself pay and account to ROCHE for all payments due under this Agreement which may accrue by reason of the actions or operations of any of such ILEX's sublicensees.

                                   Article 4

                          Rights of First Negotiation


4.1 During the Negotiation Period, ROCHE shall have a right of first negotiation for an agreement to develop and commercialize the Licensed Product. The terms of such an agreement shall be negotiated in good faith by the parties. Upon expiration of the Negotiation Period, ILEX shall provide ROCHE with all the data in ILEX's possession relating to Compound and Licensed Product. Within 45 days of ROCHE's receipt of such data, ROCHE shall notify ILEX of its interest in entering into such an agreement.

4.2 In the event that ILEX receives an unsolicited proposal from a third party regarding the development and commercialization of the Licensed Product during the Negotiation Period, and ILEX is sufficiently interested in pursuing negotiations with such third party, ILEX shall notify ROCHE of same and shall provide all data in its possession relating to Compounds to ROCHE. Within 45 days of ROCHE's receipt of such data, ROCHE shall notify ILEX of its interest in entering into negotiations for the development and commercialization of Licensed Product.

4.       a)      In the event ROCHE considers licensing a follow-up Vitamin D3 analog in the Field to a third party and ILEX has successfully developed and commercialized Licensed Product, ILEX shall have a right of first negotiation for an agreement to develop and commercialize such follow-up Vitamin D3 analog, provided that ROCHE is under no obligation of any kind to any other third party to offer such Vitamin D3 analog.

4.       b)      If, within five years after the Effective Date, Roche
                 considers licensing a follow up Vitamin D3 analog in the Field to a third party and ILEX has not successfully developed and commercialized Licensed Product but is diligently developing
                 Licensed Product, ILEX
                 shall have a right of first negotiation for an agreement to develop and commercialize such follow-up Vitamin D3 analog, provided that ROCHE is under no obligation of any kind to any other third party to offer such Vitamin D3 analog.


                                   Article 5

                                    Efforts

5.1 ILEX shall use its Best Efforts to obtain approval in the U.S.A. and Major Market countries to market a Licensed Product. As used herein, "Best Efforts" shall mean that ILEX is performing its obligations in a sustained manner consistent with the efforts major pharmaceutical companies devote to significant products derived from internal research programs. ILEX shall provide to ROCHE no less frequently than annually a summary written report concerning the status and results of the clinical studies of Licensed Product and ILEX's progress in obtaining approval from the U.S. FDA and appropriate regulatory authorities in the Major Market countries of a new drug application to market Licensed Product.

5.2      ILEX shall promptly notify ROCHE of

         a) the date of filing the IND in the U.S.A and all Major Market Countries;

         b) the date of completion of Phase I studies in the U.S.A. and all Major Market Countries;

         c) the date of entry into phase II clinical trial in the U.S.A. and all Major Market Countries, more precisely the date on which the Compound is first shipped for such study;

         d) the date of entry into Phase Ill clinical trial in the U.S.A. and all Major Market Countries, more precisely, the date on which the Compound is first shipped for such study;

         e) the date of filing the application for the registration of the Licensed Product in the U.S.A. and all Major Market Countries; and

         f) the date of obtaining approval by the appropriate regulatory authority of a new drug application in the U.S.A and all Major Market Countries.

5.3 ILEX shall inform ROCHE on a continuous basis of the status of development, registration, marketing approval in Non-US Territories and Non Major Market Countries.




                                   Article 6

                           Reports and Recordkeeping


6.1      a)      ILEX shall pay amounts owing ROCHE NUTLEY under Section 3.1(e)
                 with respect to any given calendar year basis. Except as otherwise directed, all amounts owing to ROCHE NUTLEY under this Agreement shall be paid in U.S. dollars to ROCHE NUTLEY at the address provided in Section 6.3. All amounts owing under Section 3.1(e) shall be due and received by ROCHE NUTLEY on or before the forty fifth (45th) day following the end of each calendar quarter ending on March 31, June 30, September
                 30, and December 31. All royalties owing in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign
                 Currencies on the day preceding the payment as due.

         b) ILEX shall prepare a full accounting on a country-by-country basis showing how any amounts owing to ROCHE NUTLEY under
                 Section 3.1(e) have been calculated and shall submit such full accounting to ROCHE NUTLEY on the date of each such payment. This full accounting shall include at least the following:

                 i) compilation of gross sales of Licensed Product and the allowable deductions therefrom;

                 ii) Net Sales and the calculation of royalties payable to ROCHE NUTLEY; and

                 iii) the currency exchange rates for each country used to convert to U.S. dollars sales made in currencies other than U.S. dollars.


                 In the event no payment is owed to ROCHE NUTLEY, a statement setting forth that fact shall be supplied to ROCHE NUTLEY on the date each such payment would have been payable.

6.2      a)      ILEX shall make all payments under this Agreement by wire
                 transfer to the following account:

         To ROCHE NUTLEY:      Hoffmann-La Roche Inc.
                               Account No. 00008045 at
                               Citibank N.A.
                               399 Park Avenue
                               New York, New York 10043
                               Citibank ABA Routing No. 021000089


                 or any other place or bank account or wire transfer address as ROCHE may designate in writing.

         b) ILEX shall send all accountings under this Agreement to the following address:

         To ROCHE NUTLEY:      Hoffmann-La Roche Inc.
                               340 Kingsland Street
                               Nutley, New Jersey 07110
                               Attention:  Senior Accounting Specialist
                               Licensing & Corporate Accounts


         or any other address as ROCHE may designate in writing.

6.3 ILEX shall keep books and records under recognized accounting practice sufficient to verify the accuracy and completeness of ILEX's accounting referred to in Article 6. Such books and records shall be preserved for a period not less than three (3) years after the period for which the records apply.

6.4 ROCHE shall have, upon thirty (30) days notice to ILEX, the right to review and copy all books and records described in Section 6.3 at a single U.S.A. location to verify and audit the accuracy of ILEX's accounting. ILEX shall take all steps necessary so that ROCHE can, within thirty (30) days of its notice, review and copy all books and records described in Section 6.3 at a single U.S.A. location to verify and audit the accuracy of ILEX's accounting. Such review may be performed by an employee of ROCHE as well as by any attorney or registered CPA designated by ROCHE during regular business hours at ROCHE's expense. Any such registered CPA designated by ROCHE shall be bound to the confidentiality obligations of Article 8. Should ROCHE, after examining such records and books, determine that the royalties payable hereunder were underpaid, ILEX shall immediately remit to ROCHE all such royalties which previously were underpaid and if such royalties were under paid by more than [**] ([**] percent), ILEX shall reimburse ROCHE for its costs related to such examination.



                                   Article 7

                                   Warranties


7.1 ROCHE NUTLEY warrants and represents that it has the entire right, title, and interest in and to the Licensed Patent in the U.S.A. and ROCHE BASEL warrants and represents that it has the entire right, title, and interest in and to the Licensed Patent in the Non-U.S. Territory.

7.2 All parties to this Agreement warrant and represent to each other that they have the full right and authority to enter into this Agreement, and that no party is aware of any impediment which would inhibit its ability to perform the terms and conditions of this Agreement. However, nothing in this Agreement shall be construed as:

                 (i) a warranty or representation by ROCHE as to the validity or scope of any Licensed Patent;

                 (ii) a warranty or representation by ROCHE that anything made, used, sold, offered for sale, imported, or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties;

                 (iii) an obligation by ROCHE to bring or prosecute actions or suits against third parties for infringement of Licensed Patent;

                 (iv) a conferment by implication, estoppel or otherwise by ROCHE to ILEX of any license or other right under any patent, except the license expressly granted to ILEX herein; or

                 (v) a conferment by implication, estoppel or otherwise by ROCHE to ILEX of any license or other right to use, in advertising, publicity or otherwise, of any name, trade name, trademark, or any contraction, abbreviation or simulation thereof.

7.3 ROCHE makes no representations, extends no warranties of any kind, either express or implied, and assumes no responsibilities whatsoever with respect to manufacture, sale, lease, use, importation, or other disposition of Licensed Product by ILEX.

7.4      a)      ILEX shall defend, indemnify and hold harmless ROCHE, its
                 managers, directors, officers, employees, and agents from and against any and all losses, costs, damages, expenses, fees and/or liabilities resulting from claims, lawsuits and/or judgments, which are incurred or asserted as a result of ILEX's use, manufacture, promotion, sale or other disposition of any Licensed Product. The above indemnification shall not apply to the extent that any actual or alleged loses, costs, damages, expenses, fees and/or liabilities are specifically and approximately due to ROCHE's negligence.

         b) Notwithstanding the above, ROCHE at all times reserves the right to retain counsel of its own at its own cost to defend ROCHE's interests.

                                   Article 8

                                Confidentiality

8.1 For a period of seven (7) years from the date of receipt of Information by the receiving party, the receiving party shall hold any and all Information in strict confidence, except information that the receiving party can prove:

         a) is in the receiving party or Affiliate's possession at the time of disclosure by the disclosing party and was not acquired, directly or indirectly, from the disclosing party,

         b) at the time of disclosure by the disclosing party, is or thereafter becomes public knowledge through no fault of the receiving party,

         c) at any time after the disclosure by the disclosing party is lawfully made available to the receiving party by a third party free of any binder of secrecy,

         d) is developed by the receiving party or its Affiliates after its disclosure independently from Information, or

         e) is requested to be disclosed on account of a governmental or court proceeding or order or governmental regulation, provided that advance notice is given to the other party.

Notwithstanding the above, ILEX shall have the right to use the Information for the purpose of filing and maintaining the NDA and other registration dossiers as well as for making and selling Licensed Product.


                                   Article 9

                              Term and Termination


9.1 The license granted herein begins on the Effective Date, and unless terminated earlier pursuant to this Article 9, shall be valid until the expiration date of the last-to-expire Licensed Patent (including any extension thereof) containing a Valid Claim covering Licensed Product or ten years after the date of first commercial sale of Licensed Product in a country, whichever period is longer.

9.2 ILEX shall have the right to terminate this Agreement in its entirety upon ninety (90) days prior written notice given to ROCHE.

9.3 If ILEX shall at any time default in the making of any payment hereunder or if either party shall commit any breach of any material provision of this Agreement and shall fail to remedy any such default or breach within ninety (90) days after notice thereof by the other party, the other party may, at its option, terminate this Agreement in its entirety, or on a country-by-country basis, by providing notice to the other party, such termination to be effective immediately.

9.4 Either party may terminate this Agreement at any time with immediate effect by written notice to the other party if the other party is declared bankrupt or insolvent, or if a receiver is appointed, or any procedures are commenced, voluntarily or involuntarily, by or against a party under any bankruptcy or similar law, or in the near future it is reasonably anticipated that the party is to be dissolved, liquidated or bankrupt.

9.5 Termination of this Agreement for any reason shall be without prejudice to:

         a) ROCHE's right to receive all payments accrued under this Agreement prior to the effective date of such termination and to obtain performance of any obligations provided for in this Agreement which survive termination by their terms or by fair interpretation of this Agreement; and

         b) Any remedies which either party may then or thereafter have under this Agreement.

9.6 ILEX shall notify ROCHE NUTLEY for the U.S.A. and ROCHE BASEL for countries in the Non-U.S. Territory of the amount of Licensed Product remaining in its inventories on the date of termination or expiration under Section 9.1 and will be permitted to sell such inventory, provided that ILEX pays and reports royalties to ROCHE on such inventory in accordance with the terms of this Agreement.


9.7 Upon termination of this Agreement under Sections 9.2, 9.3 or 9.4, ILEX shall return to ROCHE all Information and ROCHE Know-How in ILEX's possession or control in whatever form it may exist and shall not use any and all such Information and ROCHE Know-How without ROCHE's express written consent. ROCHE shall have a worldwide right to use, free of charge, ILEX Know-How and ILEX Information relating to Compound or Licensed Product.




                                   Article 10

                                    Notices


10.1 All notices provided for in this Agreement shall be in writing and shall be considered properly given if sent by registered mail, telecopier, telex, or by personal courier delivery to the respective address of each party as follows:

         If to ROCHE NUTLEY:
                                  Hoffmann-La Roche Inc.
                                  340 Kingsland Street
                                  Nutley, New Jersey 07110
                                  Attention:  Corporate Secretary

         If to ROCHE BASEL:

                                  F. Hoffmann-La Roche Ltd
                                  Grenzacherstrasse 124
                                  CH - 4070 Basel
                                  Switzerland
                                  Attention: Corporate Law

         If to ILEX:

                                  ILEX Oncology Inc.
                                  14785 Omicron, Ste. 101
                                  San Antonio, Texas
                                  Attention:

         or to any other address as a party may designate.




                                   Article 11

                               Dispute Resolution


11.1 The parties agree that any dispute, claim or controversy arising out of or relating to the interpretation, performance or breach of this Agreement (the "Dispute") shall be resolved in the following fashion:

         a) The parties shall meet and attempt, in good faith, to settle any Dispute, however, failing an agreement on the resolution of such Dispute within ten (10) business days (the "Initial Period"), then such Dispute shall be referred for resolution to designated senior executives of both parties who have the authority to settle the Dispute but who are not directly involved in the subject transaction.

                 At the conclusion of the Initial Period, the disputing party invoking this dispute resolution procedure shall give written notice to the other party and the receiving party shall, within ten (10) business days submit a written response. The notice and response shall include (i) a statement of each party's position and a summary of evidence and arguments supporting its position, and (ii) the name and title of the senior executive who shall represent that party.

         b) If the Dispute has not been resolved within [thirty 30)] days of the disputing party's notice, or if the party receiving such notice will not meet within said [thirty (30)] days, either party may initiate non-binding mediation of the Dispute. The parties shall agree on a mediator.




                 Within ten (10) days of the initiation of the mediation, both parties shall submit to the mediator written statements of no more than twenty (20) pages in length, with no more than thirty (30) pages of pre-existing exhibits or attachments which sets forth a statement of each party's position and the evidence and arguments supporting its position. Within twenty
                 (20) days of the receipt of these statements, the mediator shall schedule the first mediation session, with such sessions regularly continuing thereafter.

         c) If the Dispute has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the date set for the first mediation session, or if either party will not participate in a mediation, the Dispute shall be settled by arbitration in accordance with the rules of the American Arbitration Association, by three arbitrators, of whom each party shall appoint, one, with the third being selected by agreement of the first two. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the Arbitrator(s) may be entered by any court having competent jurisdiction thereof. The place of arbitration shall be Newark, New Jersey. The arbitrator(s) are not empowered to award damages in excess of actual damages.

                 All deadlines specified in this Article 11 may be extended by mutual agreement of the parties.

         d) The provisions of this Article 11 shall not apply to any issue of the patentability, enforceability or infringement of any patent claim. If, in any dispute resolution proceeding, any issue shall arise concerning validity, scope, enforceability or infringement of any claim, such proceeding shall assume the validity, scope, enforceability or infringement of all patent claims. In any event, the dispute resolution proceeding shall not be delayed in order to obtain or allow either party to obtain judicial resolution of such issue, unless an order staying such proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, construction, enforceability or effect of any patent licensed under this Agreement in any proceeding to enforce a final arbitration award hereunder or in any other proceeding arising out of such arbitration.

                                   Article 12

                                 Miscellaneous

12.1 This exclusive license is personal to ILEX, and ILEX shall have no right to assign, or otherwise transfer or share its rights, without the written consent of ROCHE, which consent shall not be unreasonably withheld providing, however, ILEX may assign this license as past of the sale of substantially all of its business to an Affiliate of ILEX. Any attempted assignment or transfer thereof without such consent shall be void.

12.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey; it has been drafted on the basis of mutual understanding and neither party shall be prejudiced as the drafter thereof. Any delay in enforcing a party's rights under this Agreement or any waiver by a party as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, except in the case of an express written and signed waiver as to a particular matter for a particular period of time.

12.3 Except as required by law, neither party shall use the name of the other party in any publicity release without the prior written permission of such other party, which shall not be unreasonably withheld. The other party shall have a reasonable opportunity to review and comment on any such proposed publicity release. ROCHE shall however be entitled to disclose the name of ILEX and the terms and conditions of this Agreement to the extent necessary to further license the Licensed Patent. Except as required by law or permitted elsewhere in this Agreement, neither party shall publicly disclose the terms and conditions of this Agreement, unless expressly authorized to do so in advance by the other party.

12.4 The relationship between ROCHE and ILEX is that of independent contractors. ROCHE and ILEX are not joint ventures, partners, principle and agent, master and servant, or employer and employee, and have no relationship other than as independent contracting parties. The parties shall have no power to bind or obligate another party in any manner.

12.5 In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant Jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

12.6 All covenants, agreements, representations and warranties made hereunder shall be deemed to have been relied upon notwithstanding any previous or subsequent investigation and shall survive the execution of this Agreement. The parties have not relied on any agreements. representations or warranties not contained herein.

12.7 Headings in this Agreement are for convenience only and shall not be interpreted as having any substantive meaning.

12.8 This instrument constitutes the entire agreement between the parties with respect to the subject matter and supersedes all previous agreements. This Agreement may be changed only in a writing signed by all parties to the Agreement.

12.9 The persons signing on behalf of ROCHE and ILEX warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the duly authorized persons.


         ILEX ONCOLOGY, INC.               HOFFMAN-LA ROCHE INC.

By:                                        By:
   -------------------------------            ----------------------------------
Name:                                      Name:
     -----------------------------              --------------------------------
Title:                                     Title:
      ----------------------------               -------------------------------
Date:                                      Date:
     -----------------------------              --------------------------------

                                           F. HOFFMAN-LA ROCHE LTD

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                           Date:
                                                --------------------------------



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                           Date:
                                                --------------------------------

                                   APPENDIX A

COUNTRY                   PATENT/SERIAL NO.

Argentina                 247551

Australia                 662139

Austria                   E 74350

Belgium                   325279

Bulgaria                  98544

Canada                    1337529

Chile                     37567

Denmark                   169945

Europe                    325279

Finland                   90764

France                    325279

Germany                   58901056

Great Britain             325279

Greece                    3004786

Hungary                   201007

Ireland                   60921

Israel                    88989

Italy                     325279

Japan                     2031627

                           APPENDIX A (-CONTINUED-)

COUNTRY                 PATENT/SERIAL NO.

Korea (South)           514/89

Luxembourg              325279

Monaco                  90.1998

Netherlands             325279

New Zealand             227641

Norway                  175429

Pakistan                131597

Philippines             25605

Portugal                89486

Slovenia                P 8910117

South Africa            23/89

Spain                   325279

Sweden                  89100974

Switzerland             325279

Taiwan                  NI 44342

Uruguay                 13476

U.S.A.                  5,145,846

Venezuela               77/89

Yugoslavia              47298